As filed with the Securities and Exchange Commission on September 10, 2003
                                                          Registration No. 333-
 ==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                _________________

                        EMPIRE FINANCIAL HOLDING COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Florida                                          56-3627212
 -------------------------------                         ----------------------
 (State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                          Identification Number)

                            1385 West State Road 434
                             Longwood, Florida 32750
                    ----------------------------------------
                    (Address of Principal Executive Offices)

              Amended and Restated 2000 Incentive Compensation Plan
              -----------------------------------------------------
                            (Full title of the Plans)
                                _________________

                                 Kevin M. Gagne
                             Chief Executive Officer
                        Empire Financial Holding Company
                            1385 West State Road 434
                             Longwood, Florida 32750
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (407) 774-1300
                                 --------------
           Telephone number, including area code, of agent for service

                                    Copy to:
                               Mark A. Lopez, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0741

                                    CALCULATION OF REGISTRATION FEE


 ====================  ==================  ================  =================  ================
                       Proposed number of  Proposed maximum      Proposed
 Title of securities      shares to be      offering price   maximum aggregate     Amount of
  to be registered        registered(1)       per share       offering price    registration fee
 --------------------  ------------------  ----------------  -----------------  ----------------
 Common Stock, $.01
 par value per share.      1,000,000          $1.70 (2)      $1,700,000.00 (2)      $137.53
 --------------------  ------------------  ----------------  -----------------  ----------------


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under our Amended and Restated 2000 Incentive Compensation or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of our common stock.

(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of our Common Stock as reported on the American Stock Exchange LLC on September 4, 2003. Registration Fee = $80.90 per $1,000,000 or .00008090 multiplied times the aggregate offering amount.



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
          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         We will send or give the documents containing the information specified in Part I of Form S-8 to participants under the Empire Financial Holding Company Amended and Restated 2000 Incentive Compensation Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We do not need to file these documents with the Commission either as a part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         We will provide plan participants, without charge and upon written or oral request, (i) the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, which shall, taken together, constitute a prospectus which meets the requirements of
Section 10(a) of the Securities Act and (ii) the documents required to be delivered to employees pursuant to Rule 428(b). All requests should be sent to Donald A. Wojnowski Jr., President, Empire Financial Holding Company, 1385 West State Road 434, Longwood, Florida 32750; Telephone No. (407) 774-1300.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents or portions thereof, which we have filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this registration statement as of their respective dates:

         (a)      our Annual Report on Form 10-K for the year ended December 31,
                  2002;

         (b) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

         (c) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002; and

         (d) the description of our Common Stock contained in our registration statement on Form 8-A, dated April 3, 2002, pursuant to Section 12 of the Exchange Act, and any amendment or report filed for purpose of updating such description.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a

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

subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         We have the authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify our directors and officers to the fullest extent provided for in the FBCA. Our Articles of Incorporation and Amended and Restated Bylaws provide that we may insure, shall indemnify and shall advance expenses on behalf of our officers and directors to the fullest extent permitted by law either now or hereafter. We are also a party to indemnification agreements with each of our directors and officers and have purchased directors' and officers' liability insurance covering our directors and officers in amounts customary for similarly situated companies.

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) deriving an improper personal benefit from a transaction; (iii) voting for or assenting to an unlawful distribution; and (iv) willful misconduct or a conscious disregard for our best interests in a proceeding by or pursuant to our rights to procure a judgment in our favor or in a proceeding by or in the right of one or more of our shareholders. The FBCA does not affect a director's responsibilities under any other law, such as the federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See "Exhibit Index" below.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

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

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longwood, State of Florida, on this 8th day of September, 2003.

                                        EMPIRE FINANCIAL HOLDING COMPANY


                                        By: /s/ Kevin M. Gagne
                                            -------------------------
                                            Kevin M. Gagne
                                            Chairman of the Board and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints each of Kevin
M. Gagne and Donald A. Wojnowski Jr. his true and lawful attorney-in-fact with each of Messrs. Gagne and Wojnowski having the authority, acting singly, to execute in the name of each such person and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                     Title                           Date
 ---------                     -----                           ----

 /s/ Kevin M. Gagne            Chairman of the Board and       September 8, 2003
 ---------------------------   Chief Executive Officer
 Kevin M. Gagne                (Principal Executive Officer)

 /s/ Donald A. Wojnowski Jr.   President                       September 8, 2003
 ---------------------------
 Donald A. Wojnowski Jr.

 /s/ George R. Cupples         Chief Financial                 September 8, 2003
 ---------------------------   Officer/Compliance
 George R. Cupples             (Principal Accounting Officer)

 /s/ Henry N. Dreifus          Director                        September 8, 2003
 ---------------------------
 Henry N. Dreifus
                               Director
 ---------------------------
 Richard L. Goble

 /s/ Bradley L. Gordon         Director                        September 8, 2003
 ---------------------------
 Bradley L. Gordon

 /s/ John J. Tsucalas          Director                        September 8, 2003
 ---------------------------
 John J. Tsucalas

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
                                  EXHIBIT INDEX

         Exhibit
         Number            Description
         ------            -----------

           4.1             Amended and Restated 2000 Incentive Compensation Plan

           5.1             Opinion of Greenberg Traurig, P.A.

          23.1             Consent of Sweeney Gates & Co.

          23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

          24.1 Power of Attorney is included in the "Signatures" section of this Registration Statement


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